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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-169679) on Form N-2 of FS Energy and Power Fund of our report dated March 30, 2012, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Philadelphia, Pennsylvania
April 13, 2012

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  Exhibit (n)(2)